Exhibit 99.3

Event ID: 140142774759

Event Name: Verizon Communications Inc at Citi Global TMT Conference

Event Date: 2024-09-05T13:10:00 UTC

C: Joseph Russo;Verizon Communications Inc;Executive Vice President and President - Global Networks and Technology

C: Sowmyanarayan Sampath;Verizon Communications Inc;Executive Vice President and CEO of Verizon Consumer Group (VCG)

P: Michael Rollins;Citi;Analyst

Michael Rollins^ Welcome back to Citi’s Global TMT Conference. A couple of things to mention. This session is for Citi clients only and disclosures are available at the back of the room near the AV desk. We’re excited to be joined by Verizon today, a day in which you have some news to share with us. And so thank you so much for being here and being a part of the conference.

From Verizon, I’d like to welcome Sampath, CEO of the Verizon Consumer Group; Joe Russo, Executive Vice President and President of Global Networks and Technology. Sampath and Joe, thank you so much for being here.

Joseph Russo^ Thank you for having us.

Sowmyanarayan Sampath^ Thanks for having us.

+++ q-and-a

Michael Rollins^ So the news of the day is Verizon’s announced the acquisition of Frontier. So maybe the first question, I’d like to ask for both of your perspectives on is can you share with us the broader vision that Verizon is using to engage with the acquisition and think about how the assets for Verizon are going to continue to evolve over time as well as the operating strategy?

Sowmyanarayan Sampath^ Definitely. Before that, the Safe Harbor, I’ll point everyone to the Verizon Investor Relations section, where we have a Safe Harbor. I’ll ask you all to read it, and this conversation is covered by that Safe Harbor.

So I’ll get started on our overall vision. Look, our vision — it’s — our fundamental strategy is around bringing broad — premium broadband and premium mobility to American customers. That’s been our fundamentals. Those are the two tailwinds we are running. Those are the big secular trends we are building on is mobility and broadband. This is doubling down in that.

So this basically expands the fiber footprint, 7 million on homes, now 10 million by 2026. So basically, by the end of 2026, we will have (sic) [company clarification: close to] 30 million homes of the best fiber on earth. So that’s step one.

Then on top of that, you complement that with fixed wireless access, 60 million homes will have access to fixed wireless access. The combination of that is we’ll be able to bring high-quality broadband to a large portion of America.

Then on top of that, you overlay our mobility network, we are the number one mobility network. And when you combine the two things, you get incredible value both for customers and for us. To give you a sense, when you bring wireless and fiber together, we see a 50% reduction in mobility churn. And then we also see a 40% reduction in fiber churn as well that comes with it. So incredibly strong value in this.

The last one is for our Frontier customers, we’ll be able to give them access to our myHome and myPlan offerings. That’s a really — it’s a differentiated world-class platform where we have connectivity. We have perks that you can’t buy from anywhere else, non-connected services, then access to our loyalty program. So we’ll be able to bring that.

And what we see is a 400 to 500 basis point higher wireless share in markets where we have fiber. So once we close on the transaction with Frontier and once we integrate, we’ll be able to see those levels of share gain in the Frontier markets as well.

Joseph Russo^ I think you nailed it.

Michael Rollins^ So thinking about the strategy then. So 30 million fiber homes, where does Verizon see the need for that fiber passings number to go over a 5, 10-year period? And are there other opportunities either within this transaction or with other things that Verizon can do to continue to expand upon the opportunity?

Sowmyanarayan Sampath^ We also have a very large fixed wireless access business. We are committed to getting to 4 million to 5 million customers. It’s available roughly around 60 million homes. Then when we get to 4 million to 5 million in the next quarter — this quarter and coming quarter, we’ll come back and talk about how we expand that footprint. So together with the 30 million homes the fiber and the FWA, we have a really competitive broadband footprint in large.

And look, in footprint, we continue to add 400,000 to 500,000 OFS every single year. There’s definitely more opportunity to grow in that space because we’ve gotten better at managing costs deploying faster, but also the benefits from mobility convergence that we typically haven’t had before.

Joseph Russo^ I’ll just add. So if you think about post close, the combined entity will pass around 45 million homes in total, right? So as Sampath said, we’ll get to around 30 million shortly after close. But as we continue to see our costs improve, technology improve, ARPU improve, penetration improve, the opportunity beyond those, we’ll see how far it takes us.

Michael Rollins^ Frontier has been talking about in the past, they divided their market expansions in waves. So they had this like Wave 3 opportunities they’ve been contemplating, which they said was on top of the 10 million target, at least another 1 million to 2 million. As part of this, is there a contemplation to accelerate and engage, for example, with that Wave 3 opportunity?

Joseph Russo^ Yeah. So I would say it’s a little early to say at this point. We’ll have to get into that really more post close what the Wave 3 looks like. But we’re also looking inside our own footprint at what’s next. And as Sampath said, once we hit the 4 million to 5 million fixed wireless access, we’ve committed to come back and saying, what’s our broadband aspirations in both fiber and fixed wireless access. So stay tuned over the next couple of months for that.

Michael Rollins^ There’s a debate on fixed wireless that it’s only using up excess capacity. And over time, as the mobile business grows, it continues to eat into that. So fixed wireless is more of a temporal opportunity and fiber is the long-term opportunity. How do you react? And what’s Verizon’s perspective on that, especially in terms of the durability of your fixed wireless?

Joseph Russo^ First, let me start and just talk about, by the way, the 20-year Verizon Fios guy, right? So — but for a fiber builder, I love fixed wireless access for a whole bunch of reasons.

First and foremost, our customers love the product. It’s easy to install, great value, provides great reliability and performance. That’s why we’re selling so much of it, Sampath and Kyle. That being said, it took us 20 years in our ILEC footprint to build out 18 million homes. It’s taken me three years to cover 60 million homes.

So it gives us this great opportunity to serve customers that are in all sorts of areas of this country. Somewhere fiber may reach them someday or today, somewhere it doesn’t. So giving customers choice, to me, is a key aspect of fixed wireless access.

And I don’t see that as a short-term thing. I don’t think every customer in the long term is going to want exactly the same kind of throughputs, products, installations. There’s all sorts of value in both fiber as a premium product and in fixed wireless access as a premium product in a different way.

So we’ll continue to invest in our mid-band rollout. That will give us more addressable fixed wireless access over the next couple of years, and we’ll see where the technology takes us. I mean the thing I also love about fixed wireless access, comparing it to the days with DSL, is there’s so much investment still happening in the technology of the radio access network.

So I am absolutely looking forward to increasing our bits per hertz, increasing the way we can do beam forming and shaping, all of these kind of things give me more and more confidence in the long-term viability of fixed wireless access.

Michael Rollins^ On the operating side, you mentioned a 50% reduction in mobile churn and 40% reduction in fiber churn. Churn rates for the industry are already, at least for mobile, postpaid phones are fairly low. So can you unpack a little bit more about what you’re seeing in terms of that stickiness of customer? And does this implicitly mean there’s an almost doubling lifetime value for a customer on these models?

Sowmyanarayan Sampath^ There is a significant increase in lifetime value when the two come together.

And one of the ways we think about convergence is a little different from how convergence played out in Europe.

In Europe, a lot of the convergence was supply led because everyone had access to each other’s network, and it was race to the bottom for the large part. For us, the way we do conversion, it’s revenue accretive and it’s EBITDA accretive largely driven on the back of churn as well as the ability to sell more services to the family or the home to do that piece.

We — in many cases, we don’t even do a single bill. We offer an affiliate discount on each other’s bill between mobility and home to get to the right place. So I think there’s a huge increase in lifetime value of a joint customer, and I think it’s only going to keep getting better.

And lastly, look, we’ll also bring the power of Verizon distribution. In the Northeast, just about 1,000 stores just started selling Fios in the Northeast. Historically not done that, and now we have an opportunity to sell that. Similar, once the Frontier deal closes, we’ll be able to bring Verizon distribution to bear to a Fios network as well.

Michael Rollins^ In terms of integration, so the $500 million of cost savings opportunity, can you unpack that a little bit more in terms of the timing and drivers? And as you divested a lot of what’s in Frontier in the past, how would you rate the difficulty or complexity of this upcoming integration process?

Sowmyanarayan Sampath^ We may know a little bit about the network. I’ll ask Joe to comment on that. But if you think about it, we think there’s a $0.5 billion of run rate synergies only on the cost side. And roughly, we think about it, half of it is on the network, half of it is on the go-to-market and G&A piece. So it’s pretty straightforward. We think it’s going to take two to three years to get to the full run rate savings.

And at the end of the day, this deal is accretive for us on EBITDA and revenue growth rates from the first time we close. And then after the first year where we have a little extra cost to make the synergies happen, it will be accretive to EPS and free cash flow as well. So it’s a very rich deal for us in terms of synergies, and we have a clear path to going and extracting the piece. Last is we know these assets.

And Joe, maybe comments on that.

Joseph Russo^ Yes. And to your question, integrations always take care. But this is a business we know. Not only because at one point, we used to operate many parts of Frontier, but we’ve run an ILEC business since beginning of Verizon. So we’re very familiar with all aspects of what they do.

Their network is very similar to ours. We think there’s a lot of opportunity to integrate our intelligent edge network into their access network. But generally, we see this as a really great opportunity to bring together the power of the Verizon network with all of the great work they’ve done to fiberize their footprint as well.

Michael Rollins^ And you mentioned the difference in convergence maybe between here and Europe. When you look at convergence and the benefits you’ve had from bundling in and the overlap, how much of the benefit that you see in the churn, in the market share for mobile penetration?

How much of that’s been intentional where Verizon has actually driven the outcome from a marketing perspective versus complementary where, just because Verizon has the brand, for example, in the Northeast and you had the Fios in the Northeast, that it just created the advantage that you see?

Sowmyanarayan Sampath^ I’m going to take that answer with FWA and fiber a little differently. In FWA, we were very determined to get that value from day one. Hence, 75% of our FWA base overlaps with our mobility base. We were very intentional about it. We put programs to make it happen.

We had incentives in the field. And more importantly, the value prop for the customer made perfect sense to do that piece. We had — they had access to our perks. They had access to our nonconnectivity services on top of it. It makes sense.

On Fios, it’s only a 40% overlap roughly between the two. So we are just getting started on that journey, and we are being a lot more intentional on how we bring our Fios customers and our mobility customers on the same platform. And that’s why you see on the stores, we just started selling Fios through an assisted sale in our Verizon stores in the Northeast and Mid-Atlantic area.

So I think it’s a little bit of tale of two cities. But overall, the thesis remains really strong for us. And once we close on the Frontier transaction, we would have learned a lot more both on fiber and FWA and bring that to the Frontier base immediately.

Michael Rollins^ And how do you contemplate, we talked about the benefits of churn and share, but the dilution and risk to ARPU, whether it’s on a relationship basis or on a service basis?

Sowmyanarayan Sampath^ If you look at the discounts we offer both, they’re quite minimal between — when you put a customer on both of them, we offer pretty minimal discounts. On the scheme of things, it’s not a big thing.

But what happens is when the customer gets locked in with us, we are able to sell other products to that particular family or the household. For example, you have fiber as well as mobility customer tend to buy more perks, whether it’s Netflix, whether it’s MAX, whether it’s Disney, whether it’s Apple One, whether it’s our cloud product, they tend to buy that.

Two, they tend to buy a security and protection product as well, Verizon Home Device Protection, Total Mobile Protection, Product Cloud. So the overall ARPU actually ends up growing in the medium term as you do that. That’s why I said a converged strategy for us is accretive to revenue, accretive to EBITDA as well. That’s why it’s good business for us every single day.

Michael Rollins^ Another question on the business segment. So this has been an area that Frontier has been trying to lean more into. It’s been a focus for Verizon. And I know you had prior responsibilities for the business segment. Where does the business side of the equation fit into the opportunity set for this transaction?

Sowmyanarayan Sampath^ I think Frontier has a very rich business segment as well. It’s broken into wholesale and SMB primarily. We have some space in the large enterprise as we define it, but bulk of the opportunities in the SMB segment and the wholesale space. Some of that wholesale revenue was to us that it get eliminated post the close of the transaction.

But the markets in which Frontier operate are seeing really strong small business formation as there’s more population growth in those markets. So you’ll see us lean into that and build on that franchise of small business, but also bring the breadth of services that we have with Verizon to that base that’s not been available too far.

So a similar story that we see in consumer we see going to play out in SMB as well. Converged offerings, bring Verizon products to the frontier base and build on strong NPS. One of the things we like Frontier is because we are both playing on superior NPS. Our NPS on fiber is in the mid-30s, our NPS on FWA is in the mid-30s. Frontier is very close to catching up with us on that.

So we’re playing with, as Joe said, we know the network, they are complementary networks, very high customer satisfaction.

Joseph Russo^ I’ll just add one thing for the business customers, especially in the enterprise and the SLED space, the state and government. I think they’re going to be very excited about this integration. Frontier tends to not play a lot in that space. We have the highest market share in both. And this gives us the opportunity to bring their fiber assets, their reach to those customers as well and combine it with the global presence that we have in those two spaces.

Michael Rollins^ And so can you just remind us more broadly, Verizon over many years is a combination of several companies and assets and networks. Where is Verizon today on the journey of being fully integrated, simplified and efficient?

Joseph Russo^ Yes, it’s a great question. Thanks. It’s been a journey because, as you know, to your point, when you bring together multiple networks over time, it takes a lot of effort.

Back in 2017, we started on this journey of really creating one converged network that we can add services to and put as many profitable connections on as possible. We coined it the Intelligent Edge Network.

As I mentioned, one of the reasons before that we brought down CapEx in 2024 is that project had largely completed. Our One Fiber build-out, which was the converged fiber backbone for that intelligent edge network and our converged core for both wireless and wireline products is now done as well. So we’re in a great position today with our intelligent edge network to bring on other access points and more and more profitable connections.

And our philosophy on building that network is we like own and operate, right? And it gives us really two major benefits. The first is owner’s economics, right? Because I can make sure that I have the fiber I need for backhaul, whether it’s wireless or direct to a consumer. So economics is clearly key.

And the other is service performance. I’m here to build the best networks, period. And at the end of the day, we feel like by owning and operating the core and the access technologies, it gives us the capability to make sure that, that end-to-end customer experience is where we expect it to be, which is better than the competition.

So that’s why the One Fiber, the IEN networks all give me that capability to make sure that even if you’re getting great throughput or latency at the edge, that you’re seeing the exact same through the core of the network. So we’re very well positioned, having completed that over the past several years.

Michael Rollins^ One other question that’s come up about the transaction is we’re being asked by our clients, why now? And if you could take us into maybe a little bit of a glimpse into those boardroom discussions, and as Verizon is weighing the opportunity for the transaction versus other things you could do with your capital, homegrown fiber builds, edge out, just repurchasing stock at some point, deleveraging, what got Verizon over the top that this was the right time and right opportunity?

Sowmyanarayan Sampath^ If you look at our capital allocation strategy, this falls right within it, where step one is fund initiatives that drive shareholder value. That’s the first step. Second, let’s put the Board in a position to raise dividend.

Joseph Russo^ Which we did yesterday.

Sowmyanarayan Sampath^ Yesterday. Third, paid down debt. And fourth is what’s left we can consider buyback.

So this aligns really well with our capital allocation strategy because we found an asset that has created shareholder value at the right price point. But from a strategy perspective, our goal was always to have a premium mobility and broadband network. And this gets us access to 10 million homes of fiber immediately as close.

So at some point, it was a build versus buy. We know the asset well. We know the standards they operate to. And as part of diligence, we’ve got a better look into it. So it made a lot more sense because it aligns with the capital allocation strategy.

We got — we feel at the right price point at the right cost. And then largely, it’s core to our fundamental thesis of being the premium mobility and broadband provider in the country.

Michael Rollins^ And coming back to the fixed wireless discussion. So you mentioned, I think in an earlier forum that you’re up 60 million homes passed on FWA. Is that the right number?

Joseph Russo^ Yeah, that’s right.

Michael Rollins^ When you — when Verizon originally established 3 million to 4 million subscriber goal, can you share what the original coverage target was? And you mentioned you’re going to give an update on whether the 3 million to 4 million might go in the next couple of quarters. But maybe you can just give us a sense maybe ahead of that where the footprint is going to go. So you’re 60 million today, where do we see that going over the next few years?

Joseph Russo^ Yes. So I’ll start because we have a mobility-first build when it comes to fixed wireless access. So I’ll give you a sense of our ultra wideband deployment and then lead into how that plays with fixed wireless access.

So we’re currently building out the ultra-wideband network, both with millimeter wave and with C-band. If you think about C-band, we’re about 60% of the way done of having C-band on our planned macro sites across the nation, which gets us to 60 million homes.

Now we started in more dense urban and suburban areas. So now we’re expanding into more rural, et cetera. So you won’t see the same number of homes for every macro that we used to get, but we’ll continue to expand to really build out C-band to our existing mid-band footprint over the next year or two.

And we think that will continue to give us the opportunity to expand not only the fixed wireless access homes we cover, but as we mentioned, come back and say, what do we think that next target is beyond the 4 million to 5 million that we’ll hit pretty soon here.

So for us, I think this plays very well with the and strategy I hope you’re hearing, right? It’s about fiber where we have it, where it makes sense, and it’s fixed wireless access for those customers who choose that product or a place where fiber may not reach.

Michael Rollins^ So if it were linear 60%, 60 million, you get towards 100%, 100 million, you said it’s not linear.

Joseph Russo^ It’s not linear. It probably doesn’t get to 100 million, but we’ll see how far we can get it. And depending on the success of the product, we have optionality. It’s one of the things I love about my tools and my tool chest is I have fiber I can deploy. I have densification that I can do. We have small cells that we’re now putting C-band on. So there’s a lot of optionality we have ahead of us.

Forward-Looking Statements

In this communication, we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see our and Frontier’s most recent annual and quarterly reports and other filings filed with the SEC.

Factors which could have an adverse effect on our operations and future prospects include, but are not limited to, the following: risks relating to the proposed transactions, including in respect of the ability to obtain required regulatory approvals and approval by Frontier’s stockholders, and the satisfaction of other closing conditions on a timely basis or at all; unanticipated difficulties and/or expenditures relating to the proposed transactions and any related financing; uncertainties as to the timing of the completion of the proposed transactions; litigation relating to the proposed transactions; the impact of the proposed transactions on each company’s business operations (including the threatened or actual loss of subscribers, employees or suppliers); the inability to obtain, or delays in obtaining cost savings and synergies from the proposed transactions; incurrence of unexpected costs and expenses in connection with the proposed transactions; risks related to changes in the financial, equity and debt markets; and risks related to political, economic and market conditions. In addition, the risks to which Frontier’s business is subject, including those risks set forth in Part I, Item 1A of Frontier’s most recent Annual Report on Form 10-K and its periodic reports filed with the SEC, could adversely affect the proposed transactions and, following the completion of the proposed transactions, our operations and future prospects.

Important Additional Information and Where to Find It

In connection with the proposed transactions, Frontier intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form, the definitive version of which will be sent or provided to Frontier stockholders. Verizon or Frontier may also file other documents with the SEC regarding the proposed transactions.

This document is not a substitute for the Proxy Statement or any other relevant document which Frontier may file with the SEC. Promptly after filing its definitive Proxy Statement with the SEC, Frontier will mail or provide the definitive Proxy Statement and a proxy card to each Frontier stockholder entitled to vote at the meeting relating to the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC (WHEN THEY ARE AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by Frontier or Verizon (when they are available) through the website maintained by the SEC at www.sec.gov, Frontier’s investor relations website at investor.frontier.com or Verizon’s investor relations website at verizon.com/about/investors.

Participants in the Solicitation

Verizon may be deemed to be a “participant” in the solicitation of proxies from the stockholders of Frontier in connection with the proposed transactions. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in Frontier’s definitive Proxy Statement relating to the proposed transactions when it is filed by Frontier with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or Frontier’s website at investor.frontier.com.